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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                  Fiscal Years Ended
                                       December 26,  December 27,  December 28,
                                          1998           1997          1996
                                       ------------  ------------  ------------

Income from continuing operations     $     34,481   $     25,428  $     19,647
Discontinued operations, net
  of income taxes                          (22,589)          (738)         (722)
                                      ------------   ------------  ------------

Net income                            $     11,892   $     24,690  $     18,925
                                      ============   ============  ============






Average number of common shares
    outstanding                             11,022         12,541        12,785
                                      ============   ============  ============

  Plus: Incremental shares from
    assumed exercise of stock
    options                                    101             39            46
                                      ------------   ------------  ------------
Average number of common shares
    and incremental shares
    outstanding                             11,123         12,580        12,831
                                      ============   ============  ============

Diluted earnings (loss) per share:
Income from continuing operations     $       3.10   $       2.02  $       1.53
Loss from discontinued operations            (2.03)         (0.06)        (0.06)
                                      ------------   ------------  ------------

Diluted earnings per share            $       1.07   $       1.96  $       1.47
                                      ============   ============  ============

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